Form 3 Joint Filer Information

Name: CAPE Holding

Address: 100, boulevard du Montparnasse, Paris, FRANCE 75014

Designated Filer: Credit Agricole S.A.

Issuer: Icagen, Inc.

Date of Event Requiring Statement:  February 2, 2005

Signature: /s/ Jean-Marie, Soubrier
Name: Jean-Marie, Soubrier
Title: Deputy Chief Executive Officer